Exhibit 99.1

Ault Global Holdings Announces that Its Gresham Worldwide Defense Business Has Been Awarded a $3.0 Million Purchase Order From a Defense and Aerospace Customer

Las Vegas, NV, March 10, 2021 – Ault Global Holdings, Inc. (NYSE American: DPW) a diversified holding company (the “Company”), announced that its global defense business, Gresham Worldwide, Inc. (“Gresham Worldwide”), has received a $3.0 million purchase order from a leading defense and aerospace customer of its wholly owned subsidiary, Enertec Systems 2001, Ltd. (“Enertec”).

Enertec, based in Israel, is a leading defense and aerospace designer and manufacturer of advanced multi-purpose electronic systems, including customized computer-based automated test equipment and turnkey solutions designed to perform in harsh environments and battlefield conditions.

Enertec has developed a unique generic automated testing system to meet complex challenges in validating capabilities and readiness of defense and attack platforms. The test system can test and perform diagnostics on all sophisticated computers that support a wide range of military and aerospace systems. Enertec has been in business for more than 30 years and Enertec’s CEO, Zvi Avni, has over 35 years of experience developing advanced testing systems. After receiving a $2.9 million order in 2019 and a $2.0 million order in 2020 related to the development and delivery of this unique and complex testing system, Enertec recently received a $3.0 million follow up order to supply the testing system. Enertec’s management believes the new $3.0 million order will be recognized as revenue over the next twelve months and that this customer has the potential to order over $10 million of Enertec solutions per year.

Enertec’s CEO, Zvi Avni said, “Our recent performance related to development and delivery of this advanced military testing system has resulted in an additional $3.0 million order and further solidifies Enertec’s position as a leading provider of complex testing solutions for the defense and aerospace industry, both in Israel and around the world.”

“We are very pleased with Enertec’s progress, which contributes significantly to the prospects for Gresham Worldwide,” said Jonathan Read, Gresham Worldwide’s CEO. “This recent order demonstrates that demand for Gresham’s technology offerings remains strong. We look forward to expanding the relationship with this global defense contractor in what we expect to be a long life cycle platform program. We remain optimistic that Gresham can achieve our goals for continued growth in 2021 and beyond.”

For more information on Ault Global Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.AultGlobal.com or available at www.sec.gov.

About Ault Global Holdings, Inc.

Ault Global Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, automotive, telecommunications, medical/biopharma, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Global Holding’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.AultGlobal.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.AultGlobal.com.

Contacts:

IR@AultGlobal.com or 1-888-753-2235